Exhibit C

                       RESOLUTIONS OF THE SOLE SHAREHOLDER

                                       OF

                             445327 ONTARIO LIMITED
                               (the "Corporation")

APPOINTMENT OF BELINDA STRONACH AS REPRESENTATIVE OF THE CORPORATION

WHEREAS

A. The Corporation holds shares in the capital stock of Magna International Inc. ("Magna") and MI Developments Inc. ("MID") and may from time to time acquire and hold shares of other bodies corporate which are, or in the future become, successors to all or part of the business or undertaking of Magna or MID from time to time (collectively, the "Magna Entities"), including any shares held directly or indirectly by any affiliate or subsidiary (as such terms are defined in the Business Corporations Act (Ontario) ("OBCA")) of Magna or MID;

B. Each of the Corporation, Magna and MID are incorporated under and are governed by the OBCA;

C. The Corporation has authorized and appointed Frank Stronach (the "Appointee") to represent it at meetings of the shareholders of Magna and MID and, to the extent that the Corporation owns shares in the capital stock thereof, at meetings of shareholders of any other Magna Entity pursuant to a resolution of the sole shareholder of the Corporation of even date herewith (the "FS Appointment");

D. The Corporation wishes to authorize Belinda Stronach to act as the representative of the Corporation at meetings of the shareholders upon the occurrence of a Transition Event as defined in paragraph 7 hereof; and

E. The discretion, rights and powers of the directors of the Corporation (including each individual who is now a director of the Corporation or is subsequently elected or appointed a director of the Corporation) to manage, and supervise the management of, the business and affairs of the Corporation, including the exercise of the rights and powers granted to Belinda Stronach under these resolutions, is restricted, in part, by a unanimous shareholder declaration made by the sole shareholder of the Corporation as of April 19, 1991, as amended, superseded and replaced from time to time by any other unanimous shareholder declaration or unanimous shareholder agreement (the "USD");

NOW THEREFORE BE IT RESOLVED that:

1. Upon , and only upon, the occurrence of a Transition Event (as defined herein):

      (a) Belinda Stronach is hereby, and shall be deemed to be, appointed the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of Magna and to act on the Corporation's behalf at all such meetings, and she is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of Magna, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of Magna owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of shareholders, subject always to the requirement that those rights and powers shall at all times be exercised by her in accordance with the requirements set out in Section V(I) of the trust indenture constituting Stronach Trust dated the 18th day of February, 1991 (the "Trust Indenture"); and

      (b) Belinda Stronach is hereby, and shall be deemed to be, appointed the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of MID and to act on the Corporation's behalf at all such meetings, and she is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of MID, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of MID owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of shareholders; and

      (c) Belinda Stronach is hereby, and shall be deemed to be, appointed as the Corporation's authorized representative to exclusively represent the Corporation at all meetings of the shareholders of any of the other Magna Entities (if, as and when any shares in the capital stock of any Magna Entity are acquired directly by the Corporation) and to act on the Corporation's behalf at all such meetings, and she is hereby authorized to exercise on behalf of the Corporation all the powers it could exercise if it were an individual holder of shares in the capital stock of any Magna Entity, including the right and power to exercise all voting rights attaching or applicable to any shares in the capital stock of any Magna Entity owned directly by the Corporation from time to time and to exercise those rights and powers by, without limitation, executing and delivering on behalf of the Corporation all necessary or desirable documents or instruments in writing, including all proxies, ballots and resolutions in writing in lieu of an actual meeting of shareholders.

      Notwithstanding the provisions of paragraph 1(b) above, it is acknowledged that the shareholders of the Corporation have expressly reserved the right, exercisable at any time before the occurrence of a Transition Event or after a Reversal Event (as defined herein) in respect of Frank Stronach, to appoint Andrew Stronach as the Corporation's authorized representative with respect to all meetings of the shareholders of MID (on substantially


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

      the same terms as the appointment in favour of Belinda Stronach under these resolutions) and in which case paragraph 1(b) hereof shall not have any further force or effect and these resolutions shall otherwise be deemed to be amended accordingly.

      Subject to the immediately foregoing paragraph, upon the occurrence of a Transition Event, the appointments under this paragraph 1 shall be effective instantaneously and without the requirement of any further action by or documentation from any of the Corporation or its directors, officers or shareholders.

2. The appointments and authorizations under paragraph 1 of this resolution are made, as applicable depending on the governing corporate statute of the corporation or corporations whose shares are described in subparagraphs 1(a), 1(b) and 1(c), pursuant to subsection 102(2) of the OBCA, subsection 140(2) of the Canada Business Corporations Act ("CBCA") and the provisions of any other applicable corporate statute that are substantially the same as subsection 102(2) of the OBCA and 140(2) of the CBCA, as the case may be ("collectively, the "Applicable Provisions"). The Corporation shall prepare or cause to be prepared all such other documents and instruments as are necessary from time to time to give effect to any appointments and authorizations made under paragraphs 1(a), 1(b) and 1(c) pursuant to the Applicable Provisions.

3. The appointments and authorizations under paragraph 1 of this resolution shall automatically terminate and, subject to paragraph 4 below, shall be of no force or effect immediately upon the death, or mental incompetency of Belinda Stronach. For the purposes of this resolution, a person shall be deemed to be mentally incompetent upon the occurrence of any one or more of the following events (in each case referred to in this resolution as, a "Competency Decision"):

      (a) a Court has found such person to be incapable of managing property in a proceeding under the Substitute Decisions Act (S.O. 1992 as amended, superseded, substituted or replaced from time to time, hereinafter referred to as the "SDA");

      (b) an assessor (as such term is defined by the Regulations to the SDA) has issued a certificate of incapacity certifying that such person is incapable of managing property pursuant to the SDA;

      (c) a certificate of incapacity has been issued under the Mental Health Act (R.S.O. 1990, as amended, superseded, substituted or replaced from time to time, hereinafter referred to as the "MHA") certifying that such person is incapable of managing property; or

      (d) a finding, certification, declaration, judgement or decision with regard to such person's capacity to manage property has been made, on substantially the same basis as provided under the SDA or the MHA, pursuant to the applicable laws of any other jurisdiction that has proper jurisdiction over their person or property.


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

4. For the purposes of this resolution, a "Reversal Event" means the reversal, rescission, or termination of a Competency Decision in respect of any person by way of Court order or by way of any other procedure under the applicable laws pursuant to which the Competency Decision was issued, and additionally means in the case of Frank Stronach only, that Frank Stronach's ability to exercise his powers, as and when required under the FS Appointment are subsequently restored (where Frank Stronach had previously failed or been unable to exercise those powers other than by reason of death, mental incompetency or abstention).

5. If Belinda Stronach is subject to a Reversal Event, the appointments and authorizations under paragraph 1 of this resolution shall again become enforceable and effective as of the date upon which the Reversal Event occurs.

6. If Frank Stronach is subject to a Reversal Event, the appointments and authorizations under paragraph 1 of this resolution shall immediately cease without prejudice to any actions taken by Belinda Stronach pursuant to the appointments and authorizations hereunder, and without derogation from this resolution and from the subsequent appointment and authorization of Belinda Stronach under paragraph 1 upon the recurrence of a Transition Event.

7. For the purposes of this resolution, a "Transition Event" means (i) the death of Frank Stronach; (ii) the mental incompetency of Frank Stronach for purposes of the FS Appointment; (iii) the voluntary resignation of Frank Stronach as the appointee under the FS Appointment; (iv) the voluntary resignation of Frank Stronach as Trustee of Stronach Trust; and
      (v) the failure or inability of Frank Stronach to exercise his powers as and when required under the FS Appointment not due to his death, mental incompetency or abstention.

8. This resolution may be executed by the parties in several counterparts each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This resolution may be delivered by fax or other form of electronic means of recorded communication.


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

THE UNDERSIGNED, being the sole shareholder of the Corporation exercising the powers of the board of directors of the Corporation by virtue of the USD, hereby passes the foregoing resolutions pursuant to the provisions of the OBCA.

DATED the 4th day of March, 2005.


                                       TRUSTEES OF STRONACH TRUST


                                       /s/ Frank Stronach
                                       ----------------------------------------
                                       Frank Stronach - Trustee


                                       /s/ Elfriede Stronach
                                       ----------------------------------------
                                       Elfriede Stronach - Trustee


                                       /s/ Belinda Stronach
                                       ----------------------------------------
                                       Belinda Stronach - Trustee


                                       /s/ Andrew Stronach
                                       ----------------------------------------
                                       Andrew Stronach - Trustee


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